UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                         April 10, 2001
         -----------------------------------------------
        Date of Report (Date of earliest event reported)


                    PARK PHARMACY CORPORATION
      -----------------------------------------------------
      Exact Name of Registrant as Specified in its Charter)




        Colorado              000-15379       84-1029701
    ----------------        ------------    ---------------
    (State or Other          (Commission     (IRS Employer
    Jurisdiction of         File Number)    Identification
     Incorporation)                              No.)

            10711 Preston Road
                 Suite 250
               Dallas, Texas                      75230
  ---------------------------------------     ----------
 (Address of Principal Executive Offices)     (Zip Code)



                          (214) 692-9921
            -------------------------------------------
       (Registrant's Telephone Number, Including Area Code)


                -----------------------------------
  (Former Name or Former Address, If Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On April 10, 2001, Park Pharmacy Corporation, a Colorado corporation (the "Company"), sold certain assets
(the "Assets") of the St. Petersburg Office of Park Infusion Services, L.P. ("Park Infusion"), a Texas limited partnership and wholly-owned subsidiary of the Company that provides infusion pharmacy and ambulatory infusion services in the Tampa/St. Petersburg metropolitan area (the "St. Petersburg Business"), to Option Care Enterprises, Inc., a Delaware corporation ("Buyer"), pursuant to the terms of an Asset Purchase Agreement dated as of April 10, 2001, among the Company, Option Care Enterprises, Inc., a wholly-owned subsidiary of Option Care, Inc. ("Option Care"), Buyer and Park Operating GP, LLC and Park LP Holdings, Inc. (the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, Buyer purchased the Assets and paid to Park Infusion $900,000 in cash at closing. A contingent payment of up to $380,000 (the "Second Payment") will be due within 120 days if Seller collects, by July 30, 2001, at least ninety-five percent (95%) of the revenues billed by the St. Petersburg Business during the period from August 1, 2000 through March 31, 2001. This Second Payment will be reduced by $2.50 for each dollar of uncollected cash less than this ninety-five percent threshold. The purchase price was determined by arms' length negotiation. Park Infusion retained all cash and accounts receivable and sold all the inventory, payor contracts, patient lists, furniture and fixtures and general intangibles of the St. Petersburg operations to Option Care. As of February 28, 2001, accounts receivable for the St. Petersburg Business were approximately $1.1 million.

     Park Infusion is a full services provider of infusion services, including total parenteral nutrition, chemotherapy, antibiotic therapy and other services. Option Care provides specialty pharmaceutical products and related services, infusion therapy and other ancillary healthcare services through a network of 130 company-owned and franchise offices in 32 states. Option Care is based out of Brannockburn, Illinois.

     No material relationship exists between the Buyer and the Company, Park Infusion or any of its affiliates, any directors or officers of the Company or Park Infusion, or any associate of any such director or officer.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The accompanying unaudited pro forma financial statements have been prepared to reflect the disposition of Park Infusion by Park Pharmacy Corporation ("Park") on April 10, 2001, for initial cash consideration of $900,000. An additional amount up to $380,000 may be due from the purchaser in August 2001, based upon certain billing collections as specified in the Purchase Agreement. Also, depending upon the amount of the billing collections, the Company could be required to refund to the purchaser a portion of the initial $900,000 consideration. For purposes of these pro forma financial statements, $900,000 is assumed to be the sale price due to the uncertainty of the subsequent adjustments.

     The unaudited pro forma balance sheet at December 31, 2000 is presented as if the disposition had occurred on that date.
The unaudited pro forma statement of operations is presented for the six months ended December 31, 2000, as if the disposition had occurred at the beginning of Park's current fiscal year, which began July 1, 2000. A pro forma statement of operations for the fiscal year ended June 30, 2000 is not presented, because the St. Petersburg Business was not acquired and included in the Company's financial statements until August 2000.

     The unaudited pro forma statement of operations does not reflect nonrecurring charges or credits directly attributable to the transaction, including a gain on the sale of the disposed business of approximately $324,000 and transaction costs, primarily investment banking fees, incurred by the Company of approximately $74,000.

     The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma financial information reports are not intended to represent what the Company's financial position or results of operations would have actually been if the disposition had occurred on the referenced dates or project the Company's financial position or results of operation as of a future date or period. The unaudited pro forma financial information should be read in conjunction with the Company's financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2000 and December 31, 2000.

                                      Pro Forma         Pro Forma
                            Park     Adjustments         Balances
                         ----------- -----------       ------------
CURRENT ASSETS:
 Cash                    $     2,715  $        -        $     2,715
 Accounts receivable,
   net                     7,488,781  $        -          7,488,781
 Inventories               2,913,589     (57,190)  (1)    2,856,399
 Other current assets         42,782           -             42,782
                         -----------  ----------        -----------
     Total current
       assets             10,447,867     (57,190)        10,390,677

PROPERTY AND EQUIPMENT,
 net                        1,122,059    (39,640) (1)     1,082,419

SOFTWARE COSTS             2,244,473           -          2,244,473
GOODWILL, net              5,246,779    (479,000) (1)     4,767,779
OTHER ASSETS                 208,405           -            208,405
                         -----------  ----------        -----------

     Total assets        $19,269,583  $ (575,830)       $18,693,753
                         ===========  ==========        ===========

CRRENT LIABILITIES:
Accounts payable and
 accrued expenses        $ 4,973,541  $        -        $ 4,973,541
Notes payable              1,374,385    (676,000) (2)       698,385
                         -----------  ----------        -----------
     Total current
       liabilities         6,347,926    (676,000)         5,671,926

LONG-TERM DEBT             5,023,140    (150,000) (2)     4,873,140

STOCKHOLDERS' EQUITY:
 Preferred stock               3,025                          3,025
                                               -
 Common stock                    596                            596
                                               -
Additional paid-in
 capital                   7,804,660           -          7,804,660
 Retained earnings           184,718     250,170 (3)        434,888
 Other stockholders'
   equity                    (94,482)          -            (94,482)
                         -----------  ----------        -----------

     Total stockholders
       equity              7,898,517     250,170          8,148,687
                         -----------  ----------        -----------

Total liabilities   and
stockholders' equity     $19,269,583  $ (575,830)       $18,693,753
                         ===========  ==========        ===========

Notes
(1) Adjustment to remove assets associated with the sale of Park Infusion operations
(2)    Park debt paid down with initial sale proceeds received
(3) Adjustment to record gain on business disposition, net of approximately $74,000 in transaction costs incurred

                                    Pro Forma          Pro Forma
                         Park       Adjustments         Balances
                       -----------  -----------       ------------

Total revenues         $18,070,450  $ (800,590) (1)    $17,269,860

Cost of goods sold      11,148,413    (257,530) (1)     10,890,883

Selling, general and
 administrative
 expenses                6,448,219    (370,730) (1)      6,077,489


Depreciation and
 amortization              162,160      (9,540) (2)        152,620
                       -----------   ---------         -----------

Income from
 operations                311,658    (162,790)            148,868

Other income
 (expense)                (169,942)    (34,400) (3)       (135,542)
                       -----------   ---------         -----------

Income before income
 taxes                     141,716    (128,390)             13,326

Provision for income
 taxes                      90,000     (44,000) (4)         46,000
                       -----------   ---------         -----------

Net income (loss)          $51,716   $ (84,390)        $   (32,674)
                       ===========   =========         ===========

Net income (loss)
 per share, basic
 and diluted           $         -                     $         -
                       ===========                     ===========

Weighted average
 shares                 35,156,000                      35,156,000
                       ===========                     ===========

Notes
 (1) Adjustment to eliminate the operating results of Park
     Infusion
 (2) Adjustment to eliminate amortization of goodwill recorded in connection with the business sold
 (3) Adjustment to record decrease in interest expense of approximately $34,400 on Park debt paid down with initial sale proceeds, at an average annual rate of 10%
 (4) Adjustment to record decrease in income taxes, provided at a 34% tax rate, on the aggregate pro forma reduction in pre-tax income

 (c)  EXHIBITS.

   Exhibit No.    Document Description

     2.1 Asset Purchase Agreement by and among Park Infusion Services, L.P. and Option Care Enterprises, Inc., dated April 10, 2001*

     99.1.     Press Release*



_______________
*    Filed herewith

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PARK PHARMACY CORPORATION


DATE:  April 24, 2001          By:  /s/ Thomas R. Baker
                                  ----------------------------
                                   Thomas R. Baker
                                   President